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                                                                EXHIBIT 99.B8(C)

                                AMENDMENT TO THE
                               CUSTODIAN AGREEMENT

         AGREEMENT made this 12 day of September, 1991 by and between STATE STREET BANK AND TRUST COMPANY ("Custodian") and NEW ENGLAND CASH MANAGEMENT TRUST, formerly NEL CASH MANAGEMENT TRUST, (the "Fund").

                                WITNESSETH THAT:

         WHEREAS, the Custodian and the Fund are parties to a Custodian Agreement dated September 30, 1980 (as amended to date, the "Agreement") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:

         NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Agreement and mutually agree to the following:

         Replace paragraph 3.I of Section II Custodian with the following new paragraph 3.I:

         I. Street Delivery. Upon receipt of proper instructions, which in the case of registered securities may be standing instructions, to release and deliver securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST                                      NEW ENGLAND CASH MANAGEMENT TRUST
/s/ SHEILA M. BARRY                         /s/ HENRY L.P. SCHMELZER
--------------------------                  ---------------------------
Assistant Secretary                         President

ATTEST                                      STATE STREET BANK AND TRUST COMPANY
/s/ M. FITZGERALD                           /s/ T.B. HAGERTY
--------------------------                  ---------------------------
Assistant Secretary                         Vice President
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                                AMENDMENT TO THE
                               CUSTODIAN AGREEMENT

         AGREEMENT made this 12 day of September, 1991 by and between STATE STREET BANK AND TRUST COMPANY ("Custodian") and NEW ENGLAND CASH MANAGEMENT TRUST, formerly NEL CASH MANAGEMENT TRUST, (the "Fund").

                                WITNESSETH THAT:

         WHEREAS, the Custodian and the Fund are parties to a Custodian Agreement dated September 30, 1980 (as amended to date, the "Agreement") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:

         NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Agreement and mutually agree to the following:

         Insert as the final paragraph under Section II.6.A. Indemnification:

         The Fund agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items and its fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of the Fund for any purposes which result in the Fund incurring an overdraft at the end of any business day or for the extraordinary or emergency purposes during any business day, the Fund hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed the lesser of the dollar amounts borrowed or ten percent of the Fund's gross assets, the specific securities to be designated in writing from time to time by the Fund or its investment adviser; provided, however, that (1) if from time to time neither the Fund nor its investment adviser shall have designated in writing specific securities in an amount at least equal to the lesser of the dollar amount borrowed or ten percent of the Fund's gross assets, or (2) if as a result of the delivery by the Custodian out of its custody, pursuant to Proper Instructions, of any securities previously so designated, the remaining amount of securities so designated shall be less than the lesser of the dollar amounts borrowed or ten percent of the Fund's gross assets then the Custodian shall have a security interest in the Fund's securities; in an amount that, taken together with amounts of securities from time to time designated in writing by the Fund or its investment adviser that have not been delivered out of the custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or ten percent of the Fund's gross assets. Should the Fund fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

                  IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST                                     NEW ENGLAND CASH MANAGEMENT TRUST
/s/ SHEILA M. BARRY                        /s/ HENRY L.P. SCHMELZER
--------------------------                 ---------------------------
Assistant Secretary                        President

ATTEST                                     STATE STREET BANK AND TRUST COMPANY
/s/ M. FITZGERALD                          /s/ T.B. HAGERTY
--------------------------                 ---------------------------
Assistant Secretary                        Vice President